SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 28, 2002

THE COLONIAL BANCGROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13508	63-0661573
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

Colonial Financial Center, Suite 800
One Commerce Street, Montgomery, Alabama    36104

(Address of Principal Executive Office)            (Zip code)

Registrant’s telephone number, including area code:    334-240-5000

Item 9.    Regulation FD Disclosure

Information regarding the Registrant’s signing of a definitive agreement to acquire Palm Beach National Holding Company is furnished herein as Regulation  F-D Disclosure.

This Current Report on Form 8-K and the release which it contains each contain “forward-looking statements” within the meaning of the federal securities laws. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities; (i) an inability of the company to realize elements of its strategic plans for 2002 and beyond; (ii) expected cost savings from the merger announced herein, if consummated, cannot be fully realized; (iii) costs or difficulties related to the integration of acquired institutions are greater than expected; (iv) increases in competitive pressure in the banking industry; (v) general economic conditions, either nationally or regionally, that are less favorable than expected; (vi) acts of terrorism or war; (vii) and changes which may occur in the regulatory environment or securities markets. When used in this Report, the words “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” and “anticipates,” and similar expressions as they relate to BancGroup (including its subsidiaries) or its management are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. BancGroup does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

As Regulation F-D Disclosure, the Registrant furnishes its press release, dated May 28, 2002, as Exhibit No. 99.1.

Exhibit No.	Document Description

99.1	Press Release Announcing Definitive Agreement.

99.2	Additional 8-K information.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by this undersigned hereunto duly authorized.

THE COLONIAL BANCGROUP, INC.
(Registrant)

Date: May 28, 2002	/s/ W. FLAKE OAKLEY, IV
BY: W. Flake Oakley
ITS: Chief Financial Officer